UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2012

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number,

including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2012, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”), the Board increased the size of the Board from nine members to ten members and appointed Leo S. Mackay, Jr. to the Board as a Class III Director to fill the new vacancy. In connection with the appointment of Mr. Mackay to the Board, he was also appointed to serve as a member of the Company’s Audit Committee. Mr. Mackay will serve until the Annual Meeting of Stockholders of the Company to be held in 2015.

Leo S. Mackay, Jr., age 51, is Vice President, Ethics and Sustainability at Lockheed Martin Corporation, a defense contractor engaged in the research, design, development, manufacture and integration of products and services (“Lockheed”). Mr. Mackay also served in various other positions for Lockheed, including Vice President, Corporate Business Development, from 2007 through 2011, in which he was responsible for leading Lockheed’s strategic customer relationship development, and as President, ICGS LLC and Vice President and General Manager, Coast Guard Systems, from 2005 through 2007. From 2003 through 2005, Mr. Mackay served as Chief Operations Officer, for ACS State Healthcare LLC. Mr. Mackay received a Bachelor of Science degree from the United States Naval Academy, a Master of Public Policy from Harvard University – John F. Kennedy School of Government, and a Ph.D. in Public Policy from Harvard University.

The Board determined that Mr. Mackay has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission.

Mr. Mackay shall receive compensation for serving on the Board pursuant to the Company’s non-employee director compensation guidelines. On September 16, 2012, the Board approved the grant to Mr. Mackay of an award of 2,253 deferred restricted stock units (equal in value to $160,000 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) on September 14, 2012 (rounded down to the nearest whole share)), with such stock grant to vest ratably on an annual basis over three years. The vested shares issuable under the stock unit award shall be issued upon Mr. Mackay’s termination of service from the Board.

On September 16, 2012, the Board also approved the grant of stock options to purchase 10,000 shares of Class A Common Stock (the “Stock Options”), at an exercise price equal to $71.00 per share, to Mr. Mackay. The Stock Options vest in two equal annual installments, with 50% of the Stock Options vesting on the one year anniversary of the grant date and 50% of the Stock Options vesting on the two year anniversary of the grant date, so that the Stock Options will be fully vested on the two year anniversary of the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY
SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
	Name:	Steven Schwartz
	Title:	Senior Vice President, General Counsel
and Secretary

Date: September 18, 2012